UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

MW Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-198668	47-2259704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2110 Beechmont Avenue, Cincinnati, Ohio	45230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 231-7871

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Events.

On April 3, 2017, MW Bancorp, Inc. issued a press release announcing that its Board of Directors has approved the reversal of the valuation allowance on the Company’s deferred tax assets. The reversal results in the recognition of a tax benefit in the third fiscal quarter ended March 31, 2017 of approximately $1.3 million. The reversal was based primarily on recognition of the Company’s net earnings reported over the current and prior two fiscal years and an analysis performed by the Company’s management of projected future operating results.

Additionally, the Board of Directors has declared a special dividend of $0.50 per share to the Company’s stockholders of record on April 14, 2017, payable on April 28, 2017.

The press release announcing the reversal of the valuation allowance on the deferred tax assets and the dividend is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Press Release of MW Bancorp, Inc. dated April 3, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MW BANCORP, INC.

Date: April 3, 2017	By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer

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